Contact:

Stellar Pharmaceuticals Inc.                   -OR-

Seventh Circle Consulting, LLC

Peter Riehl, President & CEO

Christine Petraglia

(800) 639-0643

(646)354-8886

(519) 434-1540

Arnold Tenney, Chairman

(416) 587-3200

Stellar Pharmaceuticals Announces Profitability for 2007 Third Quarter Financial Results

LONDON, ONTARIO--(MARKET WIRE)—November 8, 2007 -- Stellar Pharmaceuticals Inc. (TSX VENTURE:SLX.V - News) (OTCBB:SLXCF.OB - News) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the third quarter ended September 30, 2007. All amounts in this press release are in Canadian dollars, rounded to the nearest one hundred dollars and are the result of the use of U.S. generally accepted accounting principles.

Third Quarter 2007 Financial Results and Review

For the three month period ended September 30, 2007 total operating revenues from all sources increased by 43.2% to $615,400 compared to $429,900 in the same period in 2006. Gross profit for the quarter increased 79.1% to $535,000 compared to $298,800 for the same period in 2006. The Company showed a profit for the quarter of $137,500 compared to a loss of $278,800 in the same quarter of 2006.

For the nine month period ended September 30, 2007 total operating revenues from all sources increased 20.8% to $1,589,600 compared to $1,316,100 in the same period of 2006. Gross profit for this nine month period grew by 30.6% to $1,267,500 from $970,500 for the same period in 2006. Stellar’s net loss for the nine month period was reduced by 75.4% to $212,500 compared to a loss of $865,100 in 2006.

NeoVisc sales in Canada grew by 19.9% for the quarter and 10.0% for the nine month period ending September 30, 2007 over the comparable periods for 2006. While international sales for NeoVisc were up 23.9% for the quarter and 90.8% for the nine month period compared to the same periods in 2006. Uracyst sales in Canada grew by 26.8% for the quarter and 19.9% for the nine month period compared to the same periods in 2006.

As previously announced, Stellar’s United States Licensee, Watson Pharmaceuticals is in the process of conducting a Canadian-based, placebo controlled, pilot clinical study in interstitial cystitis patients, which is expected to end in early 2008. The results of this study will be utilized in designing the pivotal Phase III safety and efficacy trial, slated to commence in 2008, the data from which will be submitted to the FDA in support of marketing approval.

Peter Riehl, Stellar’s President & CEO commented, “We are extremely pleased to see the Company profitable for the quarter and moving towards positive cash flow. Stellar has no debt on its balance sheet and over $3 million in cash and cash equivalents, which puts the Company in an excellent position to accelerate future market growth domestically and internationally. Both NeoVisc and Uracyst continue to gain traction in all markets which is exciting given the number of new markets they will be introduced to in the next nine months.” Mr. Riehl added, “Stellar’s global licensing strategy is now starting to show returns and the Company expects future royalty and licensing revenue to become a growing percentage of total revenues.”

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc®, for the treatment of osteoarthritis; and Uracyst® and the Uracyst® Test Kit, its patented technology for the diagnosis and treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Stellar also has an in-licensing agreement for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

STELLAR PHARMACEUTICALS INC.

CONDENSED BALANCE SHEETS

(Canadian Funds)

		As at	As at
	ASSETS	Sep/30/07	Dec/31/06
CURRENT
	Cash and cash equivalents	$3,145,355	$3,515,193
	Accounts receivable, net of allowance $0 (2005 - $0)	299,434	199,704
	Inventories	219,156	274,597
	Prepaid, deposits and sundry receivables	191,902	55,407
		3,855,847	4,044,901
	PROPERTY, PLANT AND EQUIPMENT	827,042	853,818

	OTHER ASSETS	55,893	49,691
	PROMISSORY NOTE	14,945	-
		$4,753,727	$4,948,410
	LIABILITIES
CURRENT
	Accounts payable	$257,348	$226,026
	Accrued liabilities	89,825	135,198
	Deferred revenues	11,627	1,500
		358,800	362,724
	SHAREHOLDERS' EQUITY
	CAPITAL STOCK
	AUTHORIZED
	Unlimited Non-voting, convertible, redeemable, and retractable preferred
	shares with no par value
	Unlimited Common shares with no par value

ISSUED
23,822,540	Common Shares (2006- 23,819,040)	8,303,054	8,299,554
	Paid-in capital options - outstanding	130,316	513,990
	- expired	605,360	201,322
	Accumulated other comprehensive income (loss)	(2,100)	-
DEFICIT		(4,641,703)	(4,429,180)
		4,394,927	4,585,686
		$4,753,727	$4,948,410

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS, DEFICITS

AND COMPREHENSIVE INCOME (LOSS)

(Canadian Funds)

(Unaudited)

	For the Three Month		For the Nine Month
	Period Ended September 30		Period Ended September 30
	2007	2006	2007	2006

PRODUCT SALES	399,178	$332,423	$1,194,733	$1,025,903
COST OF GOODS SOLD	80,474	89,175	301,941	303,652
MARGIN ON PRODUCT SOLD	318,704	243,248	892,792	722,251
ROYALTY AND LICENSING REVENUES	216,218	97,445	394,834	290,164
WRITE-DOWN OF OBSOLETE INVENTORY	-	(41,949)	(20,145)	(41,949)
GROSS PROFIT	534,922	298,744	1,267,481	970,466
EXPENSES
Selling, general and administrative	441,486	491,784	1,451,254	1,571,380
Research and development	25,662	50,817	83,150	174,310
Amortization	36,226	38,973	117,285	117,324
	503,374	$581,574	1,651,689	1,863,014
INCOME (LOSS) FROM OPERATIONS	31,548	(282,830)	(384,208)	(892,548)
INTEREST AND OTHER INCOME	105,929	4,063	172,685	27,410
NET INCOME (LOSS) FOR THE PERIOD	137,477	(278,767)	(212,523)	(865,138)
DEFICIT, beginning of period	(4,779,180)	(6,270,776)	(4,429,180)	(5,684,405)
DEFICIT, end of period	(4,641,703)	$(6,549,543)	$(4,641,703)	$(6,549,543)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(2,100)	-	(2,100)	-
COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD	135,377	(278,767)	(214,623)	(865,138)
EARNINGS (LOSS) PER SHARE	0.01	(0.01)	(0.01)	(0.04)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	23,822,540	23,472,690	23,821,232	23,530,318

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Canadian Funds)

(Unaudited)

	For the Three Month Period		For the Nine Month Period
	Ended September 30		Ended September 30
	2007	2006	2007	2006

CASH FLOWS USED IN OPERATING ACTIVITIES
Net income (loss) for the period	137,477	(278,767)	(212,523)	(865,138)
Amortization	36,226	38,973	117,287	117,324
Issuance of shares and options for services rendered	12,916	22,909	23,865	106,380
	186,619	(216,885)	(71,371)	(641,434)
Change in non-cash operating assets and liabilities
Accounts receivable	(86,762)	2,438	(99,730)	(67,198)
Inventories	2,924	70,733	55,441	77,339
Prepaid, deposits, and sundry receivables	(128,444)	17,972	(136,495)	67,966
Promissory note	2,100	-	(14,945)	-
Accounts payable and accrued liabilities	164,537	(66,745)	(14,051)	(416,272)
Deferred revenues	11,627	2,400	10,127	(40,997)
	152,601	(190,087)	(271,024)	(1,020,596)
CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to property, plant and equipment	(80,115)	(32,981)	(89,495)	(59,882)
Additions to other assets	(5,695)	-	(7,219)	-
	(85,810)	(32,981)	(96,714)	(59,882)
CASH FLOWS USED IN FINANCING ACTIVITIES
Issuance of common stock	-	-	-	48,900
EFFECT OF FOREIGN EXCHANGE ON CASH	(2,100)		(2,100)
CHANGE IN CASH AND CASH EQUIVALENTS	64,691	(223,068)	(369,838)	(1,080,478)
CASH AND CASH EQUIVALENTS, beginning of period	3,080,672	1,300,245	3,515,193	2,108,755
CASH AND CASH EQUIVALENTS, end of period	$3,145,355	$1,077,177	$3,145,355	$1,077,177